                            RELIANCE NATIONAL (RN)
                  1997 KEY MANAGEMENT INCENTIVE PLAN (KMIP)
                        EFFECTIVE FOR POLICY YEAR 1997

Table of Contents

PARTICIPATION .. ...........................................Page 2

ADMINISTRATION .............................................Page 3

KMIP BONUS POOL ............................................Page 4

PLAN YEAR ..................................................Page 4

PRETAX OPERATING PROFIT ....................................Page 5

POLICY YEAR NET INVESTMENT INCOME ..........................Page 6

POLICY YEAR AVERAGE INVESTED ASSETS ........................Page 7

VESTING ....................................................Page 8

VESTING ADVISORY COMMITTEE .................................Page 9

DISTRIBUTION SCHEDULE ......................................Page 11

CHANGE OF CONTROL ..........................................Page 12

PARTICIPANTS STATEMENTS ....................................Page 13

MISCELLANEOUS ..............................................Page 13

EXHIBITS

        1a & 1b - Hypothetical Example of Distribution Schedule
        2 - Example of Participants Statement
        3 - Example of Investment Income Calculation

PARTICIPATION

Participation for the plan year is represented by units assigned to each participant at the inception of the plan year. Each plan year will contain 1,300 units in total. This total may be reduced for forfeitures as a result of voluntary or involuntary terminations, or maintained by a redistribution of forfeited units to other participants at the discretion of the C.E.O. of Reliance National with the approval of the C.E.O. of Reliance Insurance Group.

Units may be granted only to officers and key employees of RN selected by the Committee (as hereinafter defined).

Nothing in this Plan, nor in the instrument evidencing the grant of units, shall in any manner be construed to limit in any way the right of RN to terminate a participant's employment at any time, without regard to the effect of such termination on any rights such participant would otherwise have under this Plan, or give any right to such a participant to remain employed by RN in any particular position, or at any particular rate of compensation, or to receive a grant of units for any other plan year.

ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors of Reliance Insurance Company or such body as may be designated by the Board of Directors of Reliance Insurance Company (the "Committee"). A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. The Committee shall have full and final authority to interpret this Plan and the instruments granting units hereunder (which instruments need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and, except as expressly provided to the contrary, to make all determinations necessary or advisable for the administration of this Plan (including, without limitation, determinations of pretax operating profits, policy year investment income, and all other financial calculations called for by this Plan). The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, participants under the Plan.

No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under the Plan at RN's expense.

In making its determinations concerning the officers and key employees who shall receive grants under the Plan, as well as the number of units to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective officers and key employees, their past, present and potential contribution to RN's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of instrument granting units hereunder and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion, waive any provisions of any grant, provided such waiver is not inconsistent with the terms of the Plan as then in effect.

The Plan may be terminated or amended at any time and from time to time by the Board of Directors of Reliance Insurance Company. No termination or amendment of this Plan, without the consent of the holder of any units then granted, may terminate such holder's units or materially and adversely affect such holder's rights thereunder.

KMIP BONUS POOL

The maximum bonus pool expressed as a percentage of policy year pretax operating profit (as defined) before bonuses is 13 percent, subject to the limitation described in the following section.

The total of bonuses earned under all incentive plans of RN including KMIP, Regular MIP, and "Mini-MIP" may not exceed 13 percent of policy year pretax operating profits (as defined herein) before bonuses. The total of bonuses earned under all incentive plans of RN excluding KMIP may not exceed eight percent of calendar year GAAP pretax operating income before any provisions for bonus expenses. For example:

        1997 policy year projected pretax operating profit
          (before bonuses)                                     = $ 100,000,000
                                                                 -------------
        Limitation 13%                                         =    13,000,000
        Bonus earned under all other incentive                 =     7,000,000
         plans (1)  (Not to exceed 8% of calendar                -------------
         year GAAP pretax operating income
         before bonuses)

         Maximum KMIP bonus pool                                 $   6,000,000
                                                                 =============

(1) This includes projected policy year earnings projected to ultimate for the Mini-Mip.

A total of 1,300 KMIP units will be issued for each plan year and allocated to participants by the RN CEO.

The bonus earned per unit for the plan year is equal to the KMIP bonus pool for the year divided by 1,300 units. In the above example, the amount earned per unit is equal to $4,615.00 ($6,000,000 / 1,300). If an individual was awarded 100 units, his/her share of the bonus pool would be $461,500 (100 units x $4,615 per unit).

PLAN YEAR

The term "plan year" comprises the period from January 1 to December 31 of the specified year during which an accounting will be made of premiums written and losses incurred on policies with effective dates from January 1 to December 31 of such year (termed "policy year").

PRETAX OPERATING PROFIT

Pretax operating profit for a plan year will be calculated on a policy year basis using statutory accounting principles as follows:

        Net policy year written premium                                 $ xxxx
        (including retro, audit and similar                             ------
        adjustments)

        Less:

                Net Policy year losses incurred                 $ xxxx
                Net Policy year loss expenses incurred          $ xxxx
                Net Calendar year underwriting expenses*        $ xxxx

                                                                ------  ------

                Underwriting gain (loss)                                  xxxx
                Plus:  Policy year cumulative net investment income
                (excluding realized capital gain or loss)                 xxxx

                                                                        ------
                Total                                                   $ xxxx
                Plus: Other calendar year income
                (excluding realized capital gain/loss)                    xxxx
                Less:  Other calendar year expenses
                (including policy year policyholder dividends)          $ xxxx
                                                                        ------
                Pretax operating profit                                 $ xxxx
                                                                        ======

     * Defined as the sum of calendar year operating expenses and acquisition expenses.

          - Operating expenses exclude all bonuses recorded under all incentive plans of Reliance National during the year.

          - Acquisition expenses are determined by multiplying the calendar year acquisition expense ratio by the policy year written premium.

Pretax operating profit for a plan year will be recalculated at the end of subsequent calendar years. Policy year losses and loss adjustment expenses incurred will be based on loss and loss expense ratios provided by the Corporate Actuarial Department under the supervision of Reliance Insurance Company's Chief Actuary.

Reasonable allocations will be made by Reliance Insurance Company to RN for Reliance Insurance Company's corporate overhead under the normal allocation methods. There will be no allocation to RN for "excess rent" and "excess lease costs."

POLICY YEAR NET INVESTMENT INCOME

Policy year net investment income will be calculated by multiplying the average fixed income yield (excluding realized or unrealized capital gains or losses), net of investment expenses (excluding interest expense) per Reliance's statutory Consolidated Annual Statement for the calendar year which coincides with the plan year, by the average policy year invested assets (as defined) of RN for each calendar year. For example, for plan year 1997 the fixed income yield determined from the calendar year 1997 consolidated statutory statement would be used. This yield will be used in all subsequent calendar years to determine policy year net investment income for plan year 1997.

        For example:                                      Calendar Year

                                                                  1999-
                                                  1997    1998    2005    Total
        Average Invested Assets (RN)
        Policy Year 1997                          xxxx    xxxx    xxxx    xxxx

        Reliance Insurance Company net fixed income
        Yield Per 1997 Consolidated Annual
        Statement (yield for
        illustrative purposes only)                 7%      7%      7%

        Policy Year Net Investment Income:

        (Yield x Invested Assets)                 xxxx    xxxx    xxxx    xxxx

Policy year net investment income for the plan year is calculated on a cumulative basis for nine calendar years. In the ninth calendar year a "run-off" calculation will be made to project policy year net investment income for the ensuing five calendar years assuming the balance of loss and loss expense resumes at the end of calendar year nine is reduced ratably to zero over the four years. The average invested assets (average loss and loss reserve balances) will be multiplied by the net fixed income yield described above to determine the "run-off" calculation of net investment income for calendar years ten to thirteen.

Total net investment income shall consist of the cumulative net investment for the nine calendar years plus the "run-off" period.

POLICY YEAR AVERAGE INVESTED ASSETS

Average invested assets for each policy year will be calculated as described below.

Invested assets shall be equal to cumulative net cash flow from operations including cash flow from underwriting, other income and expenses, net investment income and federal income taxes and assumed shareholder dividends from accumulated surplus. In determining cash flow, identifiable Reliance National balance sheet accounts as of the close of the calendar year which coincides with the policy year shall be allocated wholly to the current policy year unless other reasonable estimation methods are available to allocate balance sheet accounts.

In determining cash flow a dividend to shareholders of 10% of ending calendar year surplus (if any) shall be assumed.

Average invested assets for each calendar year is equal to the beginning and ending invested asset balances divided by 2.

An example of the calculation of net invested assets is contained in Exhibit
3.

VESTING

Participants will become vested (subject to the provisions of the next paragraph) based upon completing the years of employment as set in the following standard vesting schedule:

Number of Years

Plan year plus      1       2       3       4       5       6       7       8
Cumulative vesting
percentage         10%     30%     50%     60%     70%     80%     90%     100%

A participant who is an employee of Reliance National when a change in control (as hereinafter defined under CHANGE OF CONTROL) of Reliance National occurs will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates for reasons of death or total disability, as defined in the benefit plans of Reliance National, will become fully vested in the units awarded to him for all plan years. A participant whose employment terminates by reason of normal retirement, as defined in the benefit plans of Reliance National, will fully vest in the units awarded to him for all plan years preceding the year of retirement and will vest in that percentage of the units awarded to him for the plan year in which he retires which equals the number of months of employment completed during the plan year divided by 12. If (1) a participant's employment terminates for any reason other than death, total disability or normal retirement and (2) the participant has not become fully vested in the units awarded to him as a result of a change in control, then the number of units in which the participant is vested (if any) for each plan year will be determined by the Chief Executive Officer of Reliance National with the non-binding advice of the Vesting Advisory Committee.

VESTING ADVISORY COMMITTEE

The Vesting Advisory Committee shall consist of five rotating members. The CEO of Reliance National will appoint the five rotating members from among the MIP participants. Each rotating member will serve a term of two years.

The purpose of the Vesting Advisory Committee is to make a non-binding recommendation to the CEO of Reliance National whether the standard vesting schedule contained in the Plan shall be followed with respect to a participant who: (1) terminates from the Company for any reason other than a termination by death, total disability or normal retirement and (2) has not become fully vested in the units awarded to him as a result of a change in control. In determining the recommendation whether to follow the standard schedule, the Vesting Advisory Committee shall consider:

        The reasons for the participant's termination,

        The past performance of the participant,

        The past contributions of the participant to Reliance National,

        The future employer of the participant and

        Any other factors the committee shall deem relevant.

The recommendation of the Committee shall be by a simple majority and the decision of the CEO of Reliance National with respect thereto shall be absolute, final and binding on all parties including, without limitation, participants under the plan. The CEO of Reliance National may in his sole and absolute discretion, specify conditions for the receipt by a terminating participant (other than a participant who has fully vested in the units awarded to him as a result of a change in control) of any payments under the Plan, including but not limited to requiring the terminating participant to enter into a written Non-compete or Non-interference Agreement with Reliance National. Such agreement, if any, will be binding on all parties.

In the event that a member of the Committee terminates from Reliance National, the CEO of Reliance National shall appoint another rotating member to serve on the Committee to participate in the recommendation of the application of the vesting schedule with respect to the terminating participant Vesting Schedule.

In the event the CEO of Reliance National is unavailable, or that office is vacant, the Chairman of the Reliance Insurance Group will act in his place.

Neither the CEO of Reliance National nor any member of the Vesting Advisory Committee shall be liable for anything done or omitted to be done in connection with the Plan, except for his or her own willful misconduct or gross negligence.

DISTRIBUTION SCHEDULE

Participation units will be paid as shown below after the end of the years indicated (except as provided to the contrary in the next paragraph and in the second paragraph under CHANGE OF CONTROL):

Plan year plus              1     2     3     4     5     6     7      8

Cumulative Percentage      10%   30%   50%   60%   70%   80%   90%   100%
Distribution of Projected
Ultimate Awards

In the event a participant's employment terminates by reason of death, his or her estate shall receive within 90 days following the date of death the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank), less any advance payments previously made, for all units for all policy years in which he or she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

In all cases, distributions will be adjusted for any prior distributions or advances paid and for losses from other plan years as described in the next paragraph. Any calculated overpayments for a plan year are not refundable by a participant except to offset amounts due the participant for other plan years.

At the sole discretion of the C.E.O. of Reliance National, one (1) Year may be selected to be excluded from this Plan. In this event, the results of that Year would not serve to reduce or alter any other payments, either earned or outstanding, computed from all other Plan Years. The selection of an excluded year may be made in writing at anytime during which a plan year is open and is irrevocable.

Amounts due a participant in accordance with the distribution schedule above will be offset by losses from other plan years in which the participant was a member of KMIP. For example, in Exhibit 1.a the plan experienced an operating loss before bonuses of $50 million in plan year 1997. The loss per unit of $5,000 calculated on the pretax loss of $50 million before other bonuses earned is deducted from amounts per unit due for other plan years in accordance with the distribution schedule until absorbed (see exhibit 1.b).

The above applies only when the plan experiences an operating loss before other bonuses earned. In the example in Exhibit 1.a, all other bonuses earned exceeded the maximum bonus pool for plan year 1995, therefore no amounts are allocable to the KMIP. This excess is not deducted from amounts due for other plan years because the plan did not experience an operating loss in 1995.

CHANGE OF CONTROL(1)

In the event of a change of control of Reliance National, whether directly or indirectly (including, for example, through the sale of Reliance Insurance Company or Reliance Group Holdings, Inc.), any successor to all or substantially all of the business or assets of Reliance National or Reliance Insurance Company shall assume all liabilities to participants under this Plan and perform all duties and responsibilities in the same manner that would have been required of Reliance National and Reliance Insurance Company if no such change had taken place, and all participants will automatically become fully (100%) vested for all plan years.

In the event the employment of a participant (a) is terminated by Reliance National within 18 months following a change of control without Cause or (b) is terminated by the participant within 18 months following a change of control with Good Reason, he/she may elect to receive within 90 days following the date of his/her termination the net present value (using a discount rate equal to the then prime lending rate of Chase Manhattan Bank) less any advance payments made for all units for all policy years in which he/she was a participant. The basis for valuing the outstanding units for each policy year will be the projected final value for each policy year which is outstanding.

For purposes of this section, Cause shall be defined as: (1) conviction of a crime, (2) material and deliberate violation of Reliance National's Code of Conduct or (3) dishonest acts in connection with the participant's employment by Reliance National. For purposes of this section, Good Reason shall be defined as a reduction in the participant's authority, duties, responsibilities or title, any reduction in his/her compensation, or any change caused by Reliance in his/her office location of more than 35 miles from its location on the date of the change of control.

Subsequent to a change of control, if there is a disagreement as to the calculation of KMIP awards for any open plan year or years then such calculations may be submitted for arbitration provided a simple majority of the KMIP participants for such year or years are in favor of submitting such disagreement for arbitration. An independent certified actuary accountable to both the participants and the company will be selected and the findings of the independent actuary will be binding on both parties. The cost of the independent actuary will be paid by the participants .


(1) this provision applies to all open plan years.

PARTICIPANT STATEMENT


Each participant shall be provided a statement of his/her account for each plan year showing actual and projected amounts earned, paid and payable. See exhibit 2 for an example of the report to be provided.


MISCELLANEOUS

No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan shall be considered as compensation under such plan

                                                                   Exhibit 1.a

HYPOTHETICAL EXAMPLE
OF DISTRIBUTION SCHEDULE
($000's omitted - except per unit amounts)

                                                           Policy Years

                                                                 1995            1996         1997         1998          1999
                                                                 ----            ----         ----         ----          ----

Projected Ultimate Pretax Operating Income - Before Bonuses:   50,000         120,000      (50,000)     150,000       170,000
                                                              -------         -------      -------      -------       -------

Maximum Bonus Pool @ 13%:                                       6,500          15,600       (6,500)      19,500        22,100

All Other (non-KMIP) Bonuses Earned:                            8,000           8,000        5,000       10,000        12,000
                                                              -------         -------      -------      -------       -------

Remainder Available for KMIP Bonus:                            (1,500)          7,600      (11,500)       9,500        10,100
                                                              =======         =======      =======      =======       =======
KMIP Bonus Earned per Unit                                          0 (a)       5,846       (5,000)(b)    7,308         7,769
                                                              =======         =======      =======      =======       =======


     (a) Since all other bonuses earned exceeded the maximum bonus pool, the KMIP bonus is $0. Because the profit center pretax operating income is a profit, this excess is not deducted from amounts due for other years.

     (b) Since the profit center ultimate pretax operating income is a loss for 1997, this loss must be deducted from other policy years.


         Projected Ultimate Pretax Operating Loss:                                           (50,000)
         All Other Bonuses                                                                    (5,000)
                                                                                   ==================
         Projected Ultimate Pretax Operating Loss:                                           (55,000)
                                                                                   ==================

         Amount Deducted From Other Policy Years:
         13% of $50,000 (the loss before all other bonuses earned)                            (6,500)
                                                                                   ==================
         Amount Deducted Per Unit ($6.5 million / 1300 units):                                (5,000)

                                                                                   ==================

                                                                    Exhibit 1.b

HYPOTHETICAL EXAMPLE
DISTRIBUTION PAID PER UNIT


Distribution                                                      Calendar Year
Schedule
Cumulative      (A)                    1995      1996      1997      1998      1999      2000      2001      2002      2003
                                       ----      ----      ----      ----      ----      ----      ----      ----      ----
----------------------------------
              Plan Years     1995          0%       10%       30%       50%       60%       70%       80%       90%      100%
                             1996                    0%       10%       30%       50%       60%       70%       80%       90%
                             1997                              0%       10%       30%       50%       60%       70%       80%
                             1998                                        0%       10%       30%       50%       60%       70%
                             1999                                                  0%       10%       30%       50%       60%
Ultimate
Bonus Earned  (B)
----------------------------------

              Plan Years     1995                    0         0         0         0         0         0         0         0
                             1996                          5,846     5,846     5,846     5,846     5,846     5,846     5,846
                             1997                                   (5,000)    5,000)   (5,000)   (5,000)   (5,000)   (5,000)
                             1998                                              7,308     7,308     7,308     7,308     7,308
                             1999                                                        7,769     7,769     7,769     7,769
Distribution Due
Cumulative      (C)
----------------------------------
(C = A x B)

              Plan Years     1995                    0         0         0         0         0         0         0         0
                             1996                            585     1,754     2,923     3,508     4,092     4,677     5,261
                             1997                                     (500)   (1,500)   (2,500)   (3,000)   (3,500)   (4,000)
                             1998                                                731     2,192     3,654     4,385     5,116
                             1999                                                          777     2,331     3,885     4,661
Net                                    -----     -----     -----     -----     -----     -----     -----     -----     -----
Cumulative Payable                                   0       585     1,254     2,154     3,977     7,077     9,446    11,038

Less
Cumulative Paid  *                                   0         0       585     1,254     2,154     3,977     7,077     9,446

Cumulative                             -----     -----     -----     -----     -----     -----     -----     -----     -----
Balance Due                                          0       585       669       900     1,823     3,100     2,369     1,592
                                       =====     =====     =====     =====     =====     =====     =====     =====     =====

*    Payment is generally made in February of the succeding year.

Reliance National KMIP                                                Exhibit 2
Status as of December 31, 1997
                                                                  (Hypothetical)

1997 Policy Year                                  Calculated                                    Projected
                                                    as of                                      Ultimate to
                                                   12/31/97                                      12/31/05
                                           -------------------------                     -------------------------
Written Premium                                       1,006,664,847                                 1,006,664,847
Policy Year Earned Premium                              507,996,847                                 1,006,664,847
Loss & Lae                                              380,489,639                                   753,991,971
Expense                                                 266,981,882                                   266,981,882
                                           -------------------------                     -------------------------
Underwriting Gain (Loss)                               (139,474,674)                                  (14,309,006)
Investment Income                                        19,393,499                                   136,284,697
                                           =========================                     =========================
Pretax Profit                                          (120,081,175)                                  121,975,692
                                           =========================                     =========================

          Loss Ratio                                           74.9%                                         74.9%
          Expense Ratio                                        26.5%                                         26.5%
                                           -------------------------                     -------------------------
          Combined Ratio                                      101.4%                                        101.4%
          Investment Income                                     1.9%                                         13.5%
                                           =========================                     =========================
          Pretax Profit                                        99.5%                                         87.9%
                                           =========================                     =========================


Bonus Calculation                               12/31/97           Per Unit          12/31/05         Per Unit
                                                --------           --------          --------         --------

   Cumulative Bonus Earned (Pretax X 13%)               0                         15,856,840
   Less: bonuses paid under all other plans    12,500,000                         12,500,000
   Less: surplus charge                                                                    0
                                              -----------           ------        ----------          --------
   Adjusted Award (Available for KMIP)        (12,500,000)             0           3,356,840            2,582

   Cumulative Bonus Payable                             0              0
   Cumulative Paid/Advanced                             0              0
                                              -----------           ------
   Balance Payable                                      0              0
                                              ===========           ======




                                      Total
                            Earned   Payable
                   Prelim   as of     as of     Payable in   Payable In   Payable In    Payable In   Payable In    Payable In
Participants       Units   12/31/97  12/31/97      1998         1999         2000          2001         2002          2003
                   -----   --------  --------      ----         ----         ----          ----         ----          ----

 Bonus Per Unit                0           0         0            258          516          516           258          258

 Individual           80       0           0         0         20,657       41,315       41,315        20,657       20,657




                                                                                                         (Projected
                                                                                                          Payable)
                                                                                                        Policy Yr 1997
                                                                                                          Projected
                                                                                     Projected             Earned
                    Payable In           Payable In           Payable In             Earned             Less Pd Thru
Participants           2004                 2005                 2006                To 2005               Dec-97
                       ----                 ----                 ----                -------               ------

 Bonus Per Unit         258                  258                  258                 2,582                2,582

 Individual          20,657               20,657               20,657               206,575              206,575

Reliance National KMIP                                                 Exhibit 3
Plan Year 1997                                                    (Hypothetical)
Investment Income Calculation
Cash Flow Method:


                                                                                                                         Reserve
                                  1997     1998      1999       2000     2001     2002     2003      2004      2005       Runoff
                                  ----     ----      ----       ----     ----     ----     ----      ----      ----       ------
Cash Flow

 Premiums Written             1,006,665
 Change In Rec                  450,645  (143,738) (105,919) (84,853)  (80,488)  (5,447)  (5,033)   (5,033)        0

 Net Premiums Collected   (+)   556,020   143,738   105,919   84,853    80,488    5,447    5,033     5,033         0
 Losses Paid              (-)   128,931   154,570   106,313   89,725    72,383   41,470   33,930    21,112    13,572      91,987
 Expenses Paid            (-)   266,982         0         0        0         0        0        0         0         0
 Imprest Funds            (-)    53,132   (53,132)
 Reinsurance Recoverables (-)    49,760   (49,760)
 Other Liab               (+)   492,360  (492,360)
 Fixed assets             (-)    11,892    (3,641)   (3,641)  (2,518)   (1,395)    (698)       0         0
                              -----------------------------------------------------------------------------------------------------
 Cash Flow                      537,683  (396,659)    3,247   (2,354)    9,500  (35,325) (28,896)  (16,078)  (13,572)    (91,987)

 Net Inv.Income                  19,393    24,570    10,980   11,791    12,657   12,367   10,555     9,264     8,448      16,259
 Income Taxes                    (8,462)  (30,076)    4,304   (2,270)       75   (1,134)  (1,486)   (1,720)     (579)     (5,691)
 Paid Surplus Dividend                                 (480)  (1,273)   (2,283)  (3,065)  (3,585)   (3,922)   (4,259)
 Paid Bonus                           0         0      (336)    (671)     (671)    (336)    (336)     (336)     (336)
                              -----------------------------------------------------------------------------------------------------
 Net Cash                       548,614  (402,164)   17,715    5,223    19,279  (27,493) (23,747)  (12,792)  (10,298)    (81,419)

Investment Income
 Invested Assets (Beginning)          0   548,614   146,449  164,165   169,387  188,666  161,173   137,426   124,633
 Invested Assets (Ending)       548,614   146,449   164,165  169,387   188,666  161,173  137,426   124,633   114,335
 Avg. Invested Assets           274,307   347,532   155,307  166,776   179,027  174,919  149,299   131,029   119,484
 Rate                             7.07%     7.07%     7.07%    7.07%     7.07%    7.07%    7.07%     7.07%     7.07%       7.07%
 Net Investment Income           19,393    24,570    10,980   11,791    12,657   12,367   10,555     9,264     8,448      16,259

Balance Sheet
 Assets
 Net inv. assets                548,614   146,449   164,165  169,387   188,666  161,173  137,426   124,633   114,335
 Imprest Funds                   53,132
 Reins Recoverables              49,760
 Receivables                    450,645   306,907   200,988  116,135    35,647   30,200   25,167    20,133    20,133           0
 Fixed assets                    11,892     8,252     4,611    2,093       698        0        0         0         0           0
                              --------------------------------------------------------------------------------------------------
 Total                        1,114,043   461,608   369,763  287,615   225,010  191,373  162,592   144,767   134,468           0
                              ==================================================================================================


Liabilities
 UPR                            498,668
 Accrued Bonus                        0       816       783      436       113      117       72        (9)     (112)          0
 Reserves                       251,559   470,491   364,178  274,453   202,070  160,600  126,671   105,559    91,987           0
 Accrued Dividend
 Other                          492,360
                              --------------------------------------------------------------------------------------------------
 Total                        1,242,587   471,307   364,961  274,889   202,183  160,718  126,743   105,550    91,875           0
                              ==================================================================================================

 Surplus                       (128,544)   (9,699)    4,803   12,726    22,828   30,655   35,849    39,216    42,593           0
                              ==================================================================================================

Dividend Calculation
 Pre Dividend Surplus          (128,544)   (9,699)    4,803   12,726    22,828   30,655   35,849    39,216    42,593           0
 Dividend Percent: 10.00%
 Dividend                                       0       480    1,273     2,283    3,065    3,585     3,922     4,259

Surplus Reconciliation
 Beginning of Year                    0  (128,544)   (9,699)   4,803    12,726   22,828   30,655    35,849    39,216
 Pretax Income                 (120,081)  149,736    10,980   11,791    12,657   12,367   10,555     9,264     8,448
 Taxes                           (8,462)  (30,076)    4,304   (2,270)       75   (1,134)  (1,486)   (1,720)     (579)
 Paid Surplus Dividend                                 (480)  (1,273)   (2,283)  (3,065)  (3,585)   (3,922)   (4,259)
 Earned Award                                (816)     (302)    (324)     (348)    (340)    (290)     (255)     (232)
                               -------------------------------------------------------------------------------------------------
 End of Year                   (128,544)   (9,699)    4,803   12,726    22,828   30,655   35,849    39,216    42,593           0
                               =================================================================================================